                                                                   Exhibit 99

FOR IMMEDIATE RELEASE

August 3, 2006

Company:	Dominion

Contacts:
Media:	Mark Lazenby (804) 819-2042, Mark_Lazenby@Dom.com
Analysts:	Joseph O’Hare (804) 819-2156, Joseph_OHare@Dom.com Laura Kottkamp (804) 819-2254, Laura_E_Kottkamp@Dom.com

DOMINION ANNOUNCES SECOND-QUARTER 2006 EARNINGS

•	Company affirms 2006 earnings guidance
•	Conference call scheduled for 10 a.m. EDT today

RICHMOND, Va. - Dominion (NYSE: D) announced today unaudited net income determined in accordance with Generally Accepted Accounting Principles (GAAP) for the three months ended June 30, 2006 of $161 million (46 cents per share) compared to net income of $332 million (97 cents per share) for the same period last year.

Operating earnings for the three months ended June 30, 2006 amounted to $295 million (84 cents per share) compared to operating earnings of $340 million (99 cents per share) for the three months ended June 30, 2005. Operating earnings are defined as GAAP earnings adjusted for certain items.

Dominion uses operating earnings as the primary performance measurement of its earnings outlook and results for public communications with analysts and investors. Dominion also uses operating earnings internally for budgeting, reporting to the board of directors and for the company’s annual incentive plan. Dominion management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

Business segment results and detailed descriptions of items included in 2006 and 2005 GAAP earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

Tom Farrell, president and chief executive officer, said:

“The first six months of the year reflect operational strength across all of our businesses. Of note, our large coal units achieved the highest year-to-date capacity factor on record of 84.3 percent. Throughput in our wet gas system is up approximately 7 percent year to date. Virginia’s service territory continues to prosper, and our electric new connects grew 2.5 percent compared to the same period last year.

“Last year’s second quarter included business interruption insurance income that did not recur in the second quarter of this year. After normalizing for the receipt of insurance income, our quarterly operating earnings compared favorably to last year’s second quarter.

“In looking to the second half of the year, we have reached an agreement in principle on our outstanding business interruption insurance claims for Katrina and Rita. We anticipate recognizing the income in the third quarter. Additionally, we are revising our 2006 gas and oil production forecast upward, partially reflecting the early return of our production following the hurricanes.

“With our solid second-quarter performance, our expected receipt of business interruption insurance income in the third quarter and our revised production estimate, we are affirming our full-year operating earnings guidance of $5.05 to $5.25 per share.”

In affirming 2006 operating earnings guidance, the company notes that there could be differences between expected GAAP and operating earnings for matters such as, but not limited to, divestitures or changes in accounting principles. Dominion management is not able to estimate the impact, if any, of these items on GAAP earnings. Accordingly, Dominion is not able to provide a corresponding GAAP equivalent for operating earnings guidance.

Second-quarter 2006 operating earnings compared to 2005

Second-quarter 2006 operating earnings of 84 cents per share compares to 99 cents per share in the second quarter of 2005. The decrease is primarily attributable to the absence of business interruption insurance income and lower sales of excess emissions allowances, partially offset by higher contributions from the company’s merchant generation business.

Complete details of second-quarter 2006 operating earnings compared to 2005 can be found on Schedule 5 of this release.

Third-quarter 2006 operating earnings assumptions

In the third-quarter 2005, Dominion reported operating earnings of $1.08 per share. Third-quarter 2006 drivers that are expected to compare favorably to third-quarter 2005 include recovery of business interruption insurance income, higher contributions from the company’s merchant generation business and lower unrecovered Virginia fuel expenses. Partial offsets include an expected return to normal weather in the electric utility service area, lower sales of excess emissions allowances and a scheduled refueling outage at our Kewaunee power station.

Dominion’s third-quarter 2006 operating earnings assumptions compared to 2005 can be found on Schedule 6 of this release.

Conference call today

Dominion will host its second-quarter earnings conference call at 10 a.m. EDT on Thursday, Aug. 3, at which time Dominion management will discuss second quarter financial results, the status of the company’s business interruption insurance claims and other matters of interest to the financial community.

Domestic callers should dial (866) 710-0179. The passcode for the conference call is “Dominion.” International callers should dial (334) 323-9871. Participants should dial in 10 to 15 minutes prior to the scheduled start time. Members of the media also are invited to listen.

A live Web cast of the conference call will be available on the company’s investor information page at http://www.dom.com/investors/.

A replay of the conference call will be available beginning about 1 p.m. EDT Aug. 3 and lasting until 11 p.m. EDT Aug. 10. Domestic callers may access the recording by dialing (877) 919-4059. International callers should dial (334) 323-7226. The PIN for the replay is 91365780. Additionally, a replay of the Web cast will be available on the company’s investor information page by the end of the day Aug. 3.

Dominion is one of the nation's largest producers of energy, with a portfolio of about 28,000 megawatts of generation, about 6.3 trillion cubic feet equivalent of proved natural gas reserves and 7,800 miles of natural gas transmission pipeline. Dominion also operates one of the nation's largest underground natural gas storage systems with about 950 billion cubic feet of storage capacity and serves retail energy customers in ten states. For more information about Dominion, visit the company's Web site at http://www.dom.com/.

This release contains certain forward-looking statements including our earnings guidance for 2006 that are subject to various risks and uncertainties. Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estimate precisely, such as fluctuations in energy-related commodity prices, including changes in the cost of fuel for our regulated electric business, the timing of the closing dates of acquisitions or divestitures, realization of and timing of the receipt of expected business interruption insurance proceeds, additional risk exposure associated with the termination of business interruption, offshore property damage and other insurance related to our exploration and production operations and our inability to replace such insurance on commercially reasonable terms, estimates of future market conditions, estimates of proved and unproved reserves, the company’s ability to meet its natural gas and oil production forecasts, the behavior of other market participants, and the effects of hurricanes on our operations, gas and oil production and realized prices. Other factors include, but are not limited to, weather conditions, governmental regulations, economic conditions in the company's service area, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates collected by Dominion, changes to rating agency requirements and ratings, changing financial accounting standards, trading counter-party credit risks, risks related to energy trading and marketing, and other uncertainties. Other risk factors are detailed from time to time in Dominion’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities & Exchange Commission.

###

Schedule 1 - Segment Operating Earnings

Unaudited
(millions, except earnings per share)	Three months ended June 30
	2006	2005	Change
Operating Revenue (GAAP Based)	$3,556	$3,646	$(90)

Earnings:
Dominion Delivery	$80	$73	$7
Dominion Energy	68	64	4
Dominion Generation	60	54	6
Dominion Exploration & Production	114	189	(75)
Corporate	(27)	(40)	13
OPERATING EARNINGS	$295	$340	$(45)
Items excluded from operating earnings (1)	(134)	(8)	(126)
GAAP EARNINGS	$161	$332	$(171)

Common Shares Outstanding (average, diluted)	350.5	342.0

Earnings Per Share (EPS):
Dominion Delivery	$0.23	$0.21	$0.02
Dominion Energy	0.20	0.19	0.01
Dominion Generation	0.17	0.16	0.01
Dominion Exploration & Production	0.32	0.55	(0.23)
Corporate	(0.08)	(0.12)	0.04
OPERATING EARNINGS	$0.84	$0.99	$(0.15)
Items excluded from operating earnings (1)	(0.38)	(0.02)	(0.36)
GAAP EARNINGS	$0.46	$0.97	$(0.51)

	Six months ended June 30
	2006	2005	Change
Operating Revenue (GAAP Based)	$8,513	$8,382	$131

Earnings:
Dominion Delivery	$236	$257	$(21)
Dominion Energy	175	163	12
Dominion Generation	192	199	(7)
Dominion Exploration & Production	344	301	43
Corporate	(85)	(88)	3
OPERATING EARNINGS	$862	$832	$30
Items excluded from operating earnings (1)	(167)	(71)	(96)
GAAP EARNINGS	$695	$761	$(66)

Common Shares Outstanding (average, diluted)	349.3	342.1

Earnings Per Share (EPS):
Dominion Delivery	$0.68	$0.75	$(0.07)
Dominion Energy	0.50	0.48	0.02
Dominion Generation	0.55	0.58	(0.03)
Dominion Exploration & Production	0.98	0.88	0.10
Corporate	(0.24)	(0.26)	0.02
OPERATING EARNINGS	$2.47	$2.43	$0.04
Items excluded from operating earnings (1)	(0.48)	(0.20)	(0.28)
GAAP EARNINGS	$1.99	$2.23	$(0.24)

(1)	Refer to schedules 2 and 3 for details related to items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors.

Schedule 2 - Reconciliation of 2006 Operating Earnings to GAAP

2006 Earnings (Six months ended June 30, 2006)

The net effects of the following items, all shown on an after-tax basis, are included in 2006 reported earnings, but are excluded from operating earnings:

•	$85 million in charges related to the impairment of certain Dominion Capital investments;
•	$37 million in charges due to the SFAS133 impact related to certain interest rate swaps;
•	$28 million in net charges related to the pending sale of Dominion Peoples and Dominion Hope natural gas local distribution companies;
•	$10 million in charges related to the impacts of Hurricanes Katrina and Rita, primarily reflecting employee relocation expenses;
•	$6 million in charges related to the write-off of a deferred merchant generation gas transportation contract; and
•	$1 million in net charges related to miscellaneous asset impairments.

(millions, except per share amounts)	1Q06	2Q06	3Q06	4Q06	YTD 2006
Operating earnings	$567	$295			$862
Items excluded from operating earnings (after-tax):
Dominion Capital related charges		(85)			(85)
SFAS133 impact related to certain interest rate swaps		(37)			(37)
Net charges related to the pending sale of Dominion Peoples and Dominion Hope natural gas distribution companies	(21)	(7)			(28)
Hurricanes Katrina and Rita	(6)	(4)			(10)
Merchant generation contract write-off	(6)				(6)
Other		(1)			(1)
Total items excluded from operating earnings	(33)	(134)			(167)
Reported net income	$534	$161			$695

Common shares outstanding (average, diluted)	348.1	350.5			349.3

Operating earnings per share	$1.63	$0.84			$2.47
Items excluded from operating earnings (after-tax)	(0.10)	(0.38)			(0.48)
Reported earnings per share	$1.53	$0.46			$1.99

* Figures may not add due to rounding.
Full-year EPS may not equal sum of quarters due to share count differences.

Schedule 3 - Reconciliation of 2005 Operating Earnings to GAAP

2005 Earnings (Twelve months ended December 31, 2005)

The net effects of the following items, all shown on an after-tax basis, are included in 2005 reported earnings, but are excluded from operating earnings:

•
$375 million in charges related to the impacts of Hurricanes Katrina and Rita, primarily reflecting the de-designation of hedge contracts resulting from the delay of natural gas and oil production following the hurricanes;

•
$65 million in charges related to a $51 million impairment of a note receivable from Calpine and $14 million primarily from the sale of the company’s equity interests in certain non-core merchant generation facilities;

•	$44 million in net charges related to the termination of power purchase contracts, resulting from the acquisition of non-utility generating facilities;
•	$32 million in net charges related to exiting certain businesses consisting of:
•	$22 million in net charges related to Dominion Capital;
•	$13 million in net charges connected to trading activities discontinued in 2004, including the Batesville long-term power-tolling contract divested in the second quarter of 2005, and other activities;
•	$2 million in net charges related to miscellaneous asset impairments; and
•	$5 million benefit related to our discontinued telecommunications operations; and
•	$9 million in other charges including the cumulative effect of adopting Financial Accounting Standards Board Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations.

(millions, except per share amounts)	1Q05	2Q05	3Q05	4Q05	YTD 2005
Operating earnings	$492	$340	$373	$353	$1,558
Items excluded from operating earnings (after-tax):
Hurricanes Katrina and Rita			(364)	(11)	(375)
Impairment of investments				(65)	(65)
NUG Buyouts	(45)			1	(44)
Charges related to exiting certain businesses	(18)	(8)	6	(12)	(32)
Other including changes in accounting				(9)	(9)
Total items excluded from operating earnings	(63)	(8)	(358)	(96)	(525)
Reported net income	$429	$332	$15	$257	$1,033

Common shares outstanding (average, diluted)	342.3	342.0	345.0	348.2	344.4

Operating earnings per share	$1.44	$0.99	$1.08	$1.02	$4.53
Items excluded from operating earnings (after-tax)	(0.19)	(0.02)	(1.04)	(0.28)	(1.53)
Reported earnings per share	$1.25	$0.97	$0.04	$0.74	$3.00

* Figures may not add due to rounding.
Full-year EPS may not equal sum of quarters due to share count differences.

Schedule 4 - 2Q06 Assumptions and Drivers

	2Q05	2Q06	2Q06
Description	Actual	Assumption	Actual

Natural Gas Production (Bcf) [1]	72	78 - 80	81
Oil Production (mmbbls) [1]	4.3	5.5 - 6.5	6.4
Equivalent Natural Gas Production (Bcfe) [1]	98	112 - 118	120

Dominion Virginia Power - Gas & Oil (Bcfe)	---	13	8

Avg. NYMEX Spot Price - Nat Gas ($/mmbtu)	$6.73	$7.29	$6.79
Avg. NYMEX Spot Price - Oil ($/bbl)	$51.95	$65.04	$67.25

Average Realized Price without Hedging Results - Natural Gas ($/mcf) [2,3]	$6.79	---	$6.35
Average Realized Price without Hedging Results - Oil ($/bbl) [2,3]	$46.28	---	$58.92
Average Realized Price without Hedging Results - Gas Equivalent ($/mcfe) [2,3]	$7.04	---	$7.51

Average Realized Price with Hedging Results - Natural Gas ($/mcf) [2]	$4.17	$4.10	$4.10
Average Realized Price with Hedging Results - Oil ($/bbl) [2]	$26.66	$31.50	$35.43
Average Realized Price with Hedging Results - Gas Equivalent ($/mcfe) [2]	$4.25	$4.44	$4.71

Locational Basis Differential Hedges (Bcf)	---	62	62
Average Hedge Price ($/mmbtu)	---	($0.21)	($0.21)

VPP Volumes Delivered (Bcf)	17.2	14.0	14.0
VPP Net Revenue - Pre-tax ($mm)	$86	$63	$63
VPP Net Revenue - After-tax ($mm)	$55	---	$40

E&P Lifting Costs ($/mcfe) 2, [4]	$1.24	$1.50 - 1.60	$1.40
E&P DD&A Rate ($/mcfe) [2]	$1.42	$1.60 - 1.70	$1.67

Average PJM West Price (7x24) ($/MWh)	$47.97	$53.65	$47.61
Average Mass Hub/New Eng. Price (7x24) ($/MWh)	$63.26	$64.92	$58.52

Average common shares outstanding, diluted (mm)	342.0	350.3	350.5

Quarterly Common Dividend Rate ($/share)	$0.67	$0.69	$0.69

1) Includes Dominion Transmission, excludes VPPs
2) Dominion E&P Only
3) Originally labeled as Average Equity Sales Price in May 22, 2006 Analyst Presentation
4) Includes transportation expense and BI insurance policy costs

Schedule 5 - Reconciliation of 2006 Earnings to 2005

Unaudited	Three months ended June 30
(millions, except EPS)	2006 vs. 2005
	Increase / (Decrease)
Reconciling Items	Amount	EPS

Dominion Delivery
Nonregulated retail energy marketing operations	$6	$0.02
Regulated electric sales:
Customer growth	3	0.01
Weather - electric	(2)	(0.01)
Interest expense	(4)	(0.01)
Regulated gas sales - weather	(2)	(0.01)
Other	6	0.02
Share dilution	--	--
Change in contribution to operating earnings	$7	$0.02

Dominion Energy
Gas transmission:
Rate settlement	$(5)	$(0.01)
Other margins	15	0.04
Producer Services	(5)	(0.01)
Salaries, wages, and benefits expense	(2)	(0.01)
Other	1	--
Share dilution	--	--
Change in contribution to operating earnings	$4	$0.01

Dominion Generation
Merchant generation margins	$65	$0.19
Outage costs	2	0.01
Regulated electric sales:
Customer growth	5	0.01
Weather	(5)	(0.01)
Sale of emissions allowances	(25)	(0.07)
Fuel expenses in excess of rate recovery	(18)	(0.05)
Salaries, wages and benefits expense	(9)	(0.03)
Interest expense	(3)	(0.01)
Energy Supply Margin	(7)	(0.02)
Other	1	--
Share dilution	--	(0.01)
Change in contribution to operating earnings	$6	$0.01

Dominion E&P
Business Interruption Insurance	$(86)	$(0.25)
DD&A	(41)	(0.12)
Operations and maintenance:
FAS133 - M2M/Hedge Ineffectiveness	21	0.06
Other O&M	(49)	(0.14)
Interest Expense	(7)	(0.02)
Gas and Oil - prices	(6)	(0.02)
Gas and Oil - production	86	0.25
Other	7	0.02
Share dilution	--	(0.01)
Change in contribution to operating earnings	$(75)	$(0.23)

Corporate
Change in contribution to operating earnings	$13	$0.04

Change in consolidated operating earnings	$(45)	$(0.15)

Change in items excluded from operating earnings (1)	$(126)	$(0.36)

Change in net income (GAAP earnings)	$(171)	$(0.51)

(1) Refer to schedules 2 and 3 for details of items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors.

Schedule 6 - 3Q06 Assumptions and Drivers

	3Q05	3Q06
Description	Actual	Assumption

Operating earnings (mm)	$373	---
Average common shares outstanding, diluted (mm)	345.0	353.7
Operating earnings per share	$1.08	---
GAAP earnings per share	$0.04	---

Certain Items That Could Impact Operating Earnings During Period:

Weather compared to normal - After-tax (mm) [1]	$49	---
Business Interruption Insurance Proceeds - After-tax (mm)	$0	$175 - $185
Sales of excess emission allowances - After-tax (mm)	$43	---
FAS 133 - Mark-to-Market - After-tax (mm)	($27)	---
Virginia Fuel Underrecovery - After-tax (mm)	($225)	---
Franchise Growth	---	---
Merchant Generation Margins	---	---
Kewaunee Scheduled Refueling Outage	None	One

Natural Gas Production (Bcf) [2,3]	70	80 - 85
Oil Production (mmbbls) [2,3]	3.4	5.0 - 5.5
Equivalent Natural Gas Production (Bcfe) [2,3]	91	110 - 118

Avg. NYMEX Spot Price - Nat Gas ($/mmbtu)	$8.49	$6.12
Avg. NYMEX Spot Price - Oil ($/bbl)	$60.36	$72.56

Average Realized Price without Hedging Results - Natural Gas ($/mcf) [4,5]	$7.96	$5.59
Average Realized Price without Hedging Results - Oil ($/bbl) [4,5]	$55.04	$58.80
Average Realized Price without Hedging Results - Gas Equivalent ($/mcfe) [4,5]	$8.25	$6.80

Average Realized Price with Hedging Results - Natural Gas ($/mcf) [4]	$4.33	$3.85
Average Realized Price with Hedging Results - Oil ($/bbl) [4]	$24.56	$29.26
Average Realized Price with Hedging Results - Gas Equivalent ($/mcfe) [4]	$4.27	$4.12

E&P Lifting Costs ($/mcfe) [4,6]	$1.37	$1.25 - 1.35
E&P DD&A Rate ($/mcfe) [4]	$1.46	$1.60 - 1.70

VPP Volumes Delivered (Bcf)	16.1	13.5
VPP Net Revenue - Pre-tax ($mm)	$81	$60
VPP Net Revenue - After-tax ($mm)	$51	$38

Average PJM West Price (7x24) ($/MWh)	$74.79	$57.21
Average Mass Hub/New Eng. Price (7x24) ($/MWh)	$89.13	$65.64

Quarterly Common Dividend Rate ($/share)	$0.67	$0.69

1) After-tax impact on utility base revenue
2) Includes Dominion Transmission, excludes VPPs.
3) Third Quarter 2006 hedge information can be found on the Natural Gas and Oil Hedge Position schedule
4) Dominion E&P Only
5) Originally labeled as Average Equity Sales Price in May 22, 2006 Analyst Presentation
6) Includes transportation expense and BI insurance policy costs, net of VPP exchange and PHA fees received